Exhibit 10.6

EXECUTION COPY

AMENDMENT NO. 2 TO FIRST LIEN TERM LOAN AND GUARANTY AGREEMENT

AMENDMENT NO. 2 (this “Amendment”) dated as of May 5, 2008 to the First Lien Term Loan and Guaranty Agreement dated as of July 31, 2007 (as heretofore amended, the “Loan Agreement”), among Tower Automotive Holdings USA, LLC, Tower Automotive Holdings Europe B.V., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Agent”).

WHEREAS, the parties hereto wish to amend the Loan Agreement on the terms and subject to the conditions set forth below.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Loan Agreement has the meaning assigned to such term in the Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement shall, after this Amendment becomes effective, refer to the Loan Agreement as amended hereby.

SECTION 2. Amendments. The Loan Agreement is hereby amended as follows:

(a) The definition of Indebtedness in Section 1.01 is amended by the addition of the following language:

“For purposes of Section 6.03 hereof, (i) a commitment to extend credit to a Foreign Subsidiary in the form of Indebtedness for borrowed money shall be deemed an incurrence by such Foreign Subsidiary of Indebtedness for borrowed money at the time such commitment becomes effective in an amount equal to the maximum amount available under such commitment, (ii) such Indebtedness shall be deemed to remain outstanding in such maximum amount for so long as such commitment remains in effect and (iii) any actual borrowing or prepayment within the limits of such commitment while it remains in effect shall be disregarded. To the extent any such Indebtedness deemed incurred would not constitute Excluded Indebtedness, Section 2.12(d) shall be applicable and the related Net Cash Proceeds shall be determined on the basis of the same assumption.”

(b) Section 1.01 is amended by adding the following term and definition in the appropriate alphabetical order:

“Excluded Indebtedness” shall mean (a) Indebtedness incurred pursuant to Section 6.03 (except clause (g)), (b) Indebtedness incurred pursuant to Section 6.03(g) to the extent that, after giving effect to such incurrence, the aggregate principal amount of indebtedness outstanding under Section 6.03(g) does not exceed €25,000,000 and (c) 40% of Indebtedness incurred pursuant to Section 6.03(g) which is not Excluded Indebtedness under clause (b) above.

(c) Section 2.12(d) is amended by deleting the parenthetical “(other than any Indebtedness for money borrowed permitted pursuant to Section 6.03)” and replacing it with the following parenthetical: “(other than Excluded Indebtedness)”.

(d) Clause (i) of Section 2.12(g) is hereby amended to read as follows:

“(i) ratably to the US Loans and the Euro Loans, respectively (provided that in the case of a mandatory prepayment pursuant to Section 2.12(d) by reason of the incurrence (or deemed incurrence) of Indebtedness pursuant to Section 6.03(g), a Lender having both US Loans and Euro Loans may elect by notice to the Administrative Agent that the portion of such prepayment otherwise allocable to its US Loans shall instead be applied to its Euro Loans),”

(e) Section 6.03(g) is amended by replacing “€25,000,000” with “€50,000,000”.

(f) Section 6.06(e) is amended by replacing “€25,000,000” with “€50,000,000”.

SECTION 3. Representations of Borrowers. The Borrowers represent and warrant that (i) the representations and warranties of the Loan Parties set forth in Article 3 of the Loan Agreement will be true and correct in all material respects on and as of the Amendment Effective Date (as defined below); provided, that any representation and warranty that is qualified as to “materiality” “Material Adverse Effect” or similar language will be true and correct in all respects on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions have been met:

(a) the Agent shall have received from the Borrowers and Lenders constituting the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

(b) Amendment No. 1 to the Revolving Credit and Guaranty Agreement shall have become effective (or shall become effective substantially simultaneously with the effectiveness of this Amendment); and

(c) Amendment No. 2 to the Second Lien Term Loan Agreement shall have become effective (or shall become effective substantially simultaneously with the effectiveness of this Amendment).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:	/s/ James C. Gouin
Name: James C. Gouin
Title: Vice President

TOWER AUTOMOTIVE HOLDINGS EUROPE, B.V.

By:	/s/ Mark M. Malcolm
Name: Mark M. Malcolm
Title: Managing Director

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Richard W. Duker
Name: Richard W. Duker
Title: Managing Director

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Robert W. Schatzman
Name: Robert W. Schatzman
Title: Authorized Signatory